EXHIBIT 24.1
POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
COVERING AUTO DEALER LOAN ASSET BACKED SECURITIES
     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Tracy L. Hackman and Q. Gwynn Lam his true and lawful attorneys and agents to do any and all acts and things and execute in his name (whether on behalf of DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC or its member, CHRYSLER SPV LLC, or as an officer or manager of CHRYSLER SPV LLC or otherwise) any and all instruments the attorneys and agents may deem necessary or advisable to enable DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with the Registration Statement and any and all amendments and supplements thereto (including post-effective amendments), including power and authority to sign his name to such Registration Statement and any and all amendments and supplements thereto (including post-effective amendments) or any of the exhibits or schedules or the Prospectuses to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission; and each person whose signature appears below ratifies and confirms all that the attorneys and agents and each of them will do or cause to be done by virtue of this power of attorney. Any one of the attorneys and agents will have, and may exercise, all the powers conferred by this power of attorney.
     EXECUTED on November 28, 2008.

/s/ Thomas F. Gilman	/s/ Leland Wilson

Thomas F. Gilman	Leland Wilson

/s/ Robert E. Menzies

Robert E. Menzies